EXHIBIT 2.1

                     STOCK TRANSFER AND EXCHANGE AGREEMENT


         This STOCK TRANSFER AND EXCHANGE AGREEMENT ("Agreement") dated as of September 8, 2003, by and among those certain shareholders of Spartan Tours Inc., a Canadian corporation ("STI"), identified in Exhibit A attached hereto and made a part hereof by this reference (individually, a "Transferor", and collectively, the "Transferors"), and Royal Holiday Mobile Estates, Inc., a Nevada corporation ("RHME").

                                      RECITALS

         WHEREAS, the Transferors own 600. shares of Class A Common Stock and 45,000 shares of Class D Preferred Stock constituting 100% of the issued and outstanding capital stock of STI (the "STI Stock"); and

         WHEREAS, the Transferors desire to transfer to RHME, and RHME desires to acquire from the Transferors (the "Acquisition"), all of the Transferors' STI Common Stock in exchange for 2,205,206. shares of common stock of RHME (the "RHME Stock") subject to share adjustment as set forth herein and stock options; and

         WHEREAS, the Parties hereto intend that the issuance of the RHME Stock in exchange for the STI Stock, as set forth in this Agreement, shall qualify as a "tax free" exchange as contemplated by the provisions of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986; and

         WHEREAS,  this   Agreement supersedes  all  previous  oral  or  written
agreements; and

         WHEREAS, all the parties hereto deem the Acquisition to be in the best interests of the Transferors, STI and RHME;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                   ISSUANCE AND TRANSFER OF SHARES AND OPTIONS

         1. ISSUANCE AND TRANSFER. Upon the terms and subject to the conditions set forth in this Agreement, at the "Closing" (as hereinafter defined), the Transferors shall sell, assign, convey, transfer, and deliver to RHME, and RHME shall purchase and receive from the Transferors, 600 shares of STI Class A Common Stock and 45,000 Class D Preferred Stock, constituting all of the issued and outstanding STI Stock owned by the Transferor and set forth opposite the Transferor's name on Exhibit A. In consideration for the transfer of such shares of STI Stock to RHME, RHME shall issue to the Transferor in exchange for all of the shares of STI Stock, 2,205,206. shares of its authorized and newly issued Common Stock of RHME. RHME and Transferor agree that, consistent with federal Securities law and regulations, they will cooperate in the removal of restrictions on RHME shares provided the Transferor and any restricted shares owned by the current shareholders.

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                                   ARTICLE II

                              CLOSING; TERMINATION

         1. CLOSING. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII hereof, the Closing shall take place on the Closing Date at the offices of the attorney for RHME at 11300 West Olympic Blvd., Suite800 Los Angeles, California 90064 at 10:00 A.M., local time, or at such other time on the Closing Date as the Transferors and RHME may mutually agree in writing.

         2. CLOSING DATE. The Closing Date shall be September 12, 2003 or such later date upon which the Transferors and RHME may mutually agree in writing. If the Closing shall not have taken place on or prior to December 31, 2003, this Agreement shall terminate upon written notice of such termination given by either party not then in material default. Upon such termination, the parties shall be released from all obligations or liabilities arising hereunder except for (a) liabilities arising out of pre-termination breaches hereof and (b) obligations arising under Section VII.4 hereof.

         3.       FILINGS; COOPERATION.

                  (a) Prior and subsequent to the Closing the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Articles VI and VII below.

                  (b) On and after the Closing Date, RHME and the Transferors shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

         4.       ELECTION OF TERMINATE.

                  (a) RHME shall have the option to terminate this Agreement should the shares of STI not be transferred on demand.

                  (b) Should RHME elect to terminate this Agreement, the Transferor shall immediately tender back to RHME the RHME shares issued to the Transferor. Should STI elect to terminate this Agreement for any reason, RHME shall immediately tender back to STI the STI shares received from the Transferor.

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                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF STI AND TRANSFERORS

          STI AND TRANSFERORS REPRESENT AND WARRANT TO RHME AS FOLLOWS:

         1. ORGANIZATION AND GOOD STANDING. STI is a corporation duly organized, validly existing and in good standing under the laws of Canada and has full corporate power and authority to own or lease its properties, and to operate and carry on its business as now being conducted and as proposed to be conducted. STI is not qualified to conduct business as a foreign corporation in Nevada. The Certificate of Incorporation of STI and all amendments thereto as presently in effect, certified by the federal government of Canada, and the Bylaws of STI as presently in effect, certified by the President and Secretary of STI, have been delivered to RHME and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         2.       AUTHORITY.

                  (a) STI has full corporate power to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions contemplated hereunder and to carry out all of STI's obligations hereunder. The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed by STI in connection herewith, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action required on the part of STI. This Agreement constitutes the valid and legally binding obligation of STI and is enforceable against STI in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by STI with any of the provisions hereof will:

                           (i) violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of STI or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which STI is a party, or by which STI or its properties or assets may be bound or affected; or

                           (ii) violate any order, writ, injunction or decree, or any statute, rule, Permit, or regulation applicable to STI or any of its properties or assets.

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         3.  CAPITALIZATION.  STI's  authorized  capital  stock  consists of 600 shares of Class A Common Stock, of which 600 shares are issued and outstanding and 45,000 shares of Class D Preferred Stock, of which 45,000 shares are issued and outstanding. No other equity securities or debt obligations of STI are authorized, issued or outstanding and as of the Closing, there will be no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the STI Stock, and there will be no outstanding security of any kind convertible into common stock of STI. All of shares of stock of STI have been duly authorized, are validly issued, fully paid and nonassessable. All shares of stock of STI are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature.

         4. SUBSIDIARIES, JOINT VENTURES, JOINT PRODUCTION ARRANGEMENTS. STI has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization. Except as set forth in Schedule III.4, there are no joint ventures, partnerships, revenue sharing or other similar arrangements with any other entity. (No Schedule Required)

         5. MATERIAL CONTRACTS. Set forth in Schedule III.5 is a list of all contracts, "deal memos", letters of intent and other commitments to which STI is a party (collectively "Commitments"). Except as set forth on said Schedule each Commitment is valid and subsisting;
 (No Schedule Required)

         6.  FINANCIAL STATEMENTS.(No Statements Included or Schedules Required)

         7. ABSENCE OF CERTAIN CHANGES. Since the date of the STI Financial Statements, (a) STI has not entered into any material transaction; (b) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of STI as shown on the STI Financial Statements, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets and liabilities; (c) there has been no damage to, destruction or loss of any of the properties or assets or erosion of any of the values thereto of STI (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of STI; (d) STI has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock; (e) there has been no material change, except in the ordinary course of business, and the contingent obligations of STI by way of guarantee, endorsement, indemnity, warranty or otherwise; (f) there have been no loans made by STI to its employees, officers or directors; (g) there has been no waiver or compromise by STI of any valuable right or of a material debt owed to it; (h) there has been no compensation paid to any of STI's employees, officers or directors and there has been no accrued compensation of any such employee, officer or director; (i) there has been no agreement or commitment by STI to do or perform any of the acts described in this section III.7; and (j) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of STI or to impair materially the ability of STI to conduct the business now being conducted by it or proposed to be conducted by it.

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         8.  ABSENCE OF  UNDISCLOSED  LIABILITIES.  Except as  disclosed  in STI
Financial Statements, STI did not have as of the date of those financial statements and STI shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, or otherwise) of a kind required by generally accepted accounting principles and consistent with past practice to be set forth on a financial statement or the notes thereto that were as of the date of the STI Financial Statements or will be as of the Closing Date, individually or in the aggregate, material to the results of operations or financial condition of STI (which for purposes of this Section III shall be any amount individually or in the aggregate in excess of $5,000).

         9. LITIGATION. Except as disclosed in SCHEDULE IV.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against STI. Except as disclosed in SCHEDULE IV.9, there are no actions, suits or proceedings pending, or, to the knowledge of the Transferors, threatened, against or affecting STI, or any of its or their properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of STI which might result in any material adverse change in the operations or financial condition of STI, or which might prevent or materially impede the consummation of the transactions contemplated under this Agreement.

         10. COMPLIANCE WITH LAWS. The operations and affairs of STI do not violate any law, ordinance, rule or regulation currently in effect, or any order writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of STI.

         11. DISCLOSURE. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to RHME by the Transferors in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         12.  REPRESENTATIONS  AND WARRANTIES OF  TRANSFEROR.  Set forth in this
Section III.12 are representations and warranties made by the Transferor, with respect to the transactions covered by this Agreement and their respective shares of STI Stock.

                  (a)      TRANSACTIONAL REPRESENTATIONS.

                           (iii) Transferor has full right, power, capacity and authority to enter into and to deliver this Agreement and to carry out its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Transferor and is or will be, as the case may be, enforceable against the Transferor in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

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                           (iv)  Neither  the  execution  and  delivery  of this
                           Agreement nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Transferor with any of the provisions hereof or thereof will:

                                    A. violate or conflict  with, or result in a
                           breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which such Transferor is a party, or by which he or any of his or his properties or assets may be bound or affected; or

                                    B. violate any order,  writ,  injunction  or
                           decree, or any statute, rule or regulation applicable to Transferor or any of his or his properties or assets.

                  (b) TITLE TO STOCK. The Transferor owns, beneficially and of record, his/its shares of STI Stock set forth opposite his/its name on Exhibit A, free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature except as set forth on
SCHEDULE III.12(B). The Transferor represents and warrants as to his shares that, except as set forth on SCHEDULE III.12(B), there are no community property interests, voting trust agreements or other contracts, agreements or arrangements restricting voting or dividend rights or transferability with respect to such shares. (No Schedule Required)

                  (c) BROKERS; UNDERWRITERS. The Transferor has not used the services of any brokers or underwriters in connection with this Agreement and the transactions contemplated thereby. Further the Transferor has not taken any action which could result in any other broker's, finder's or other fees or commission being due and payable to any party with respect to this Agreement or the transactions contemplated thereby. The Transferor has not entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the RHME Stock being acquired hereunder.

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                  (d)      INVESTMENT.

                           (i) The Transferor acknowledges that the RHME Stock to be received in exchange for the STI Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or qualified under the Nevada Revised Statutes, as amended (the "Nevada Securities Law") on the ground that no distribution or public offering of the RHME Stock is to be effected, and that in this connection RHME is relying in part on the representations of the Transferor set forth in this Section III.12(d)

                           (ii) The Transferor further acknowledges that a public market now exists for only those securities issued by RHME for which a registration statement under the 1933 Act has been filed or for which applicable exemSTIons from federal securities laws may be available, and that a public market may never exist or may otherwise be restricted or limited for the RHME Stock issued pursuant to this Agreement..

                           (iii) By reason of their business or financial experience or the business or financial experience of their personal adviser/purchaser representative, and/or by reason of their pre-existing relationship with RHME, the Transferor has the capacity to protect his interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in RHME, and at the present time could afford a complete loss of such investment.

                           (iv) The Transferor or his, her or its personal adviser/purchaser representative has acquired sufficient information about RHME to form an informed decision to acquire the RHME Stock.

                           (v) The Transferor represents that he is acquiring the RHME Stock for his account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to Section 5 of the 1933 Act or of the Securities Law and Rules and Regulations of the Nevada thereunder.

                  (e) TRANSFER OF SECURITIES. None of the RHME Stock acquired pursuant to this Agreement shall be transferable except upon the conditions specified in this Section III.12(e), which conditions are intended to insure compliance with the provisions of the 1933 Act in respect to the transfer of any shares of RHME Stock.

                           (i) LEGEND. Unless and until otherwise permitted by this Section III.12(e), The certificate or other document evidencing any of the RHME Stock shall be endorsed with a legend substantially in the following form:

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                  "THESE   SECURITIES  HAVE  NOT  BEEN   REGISTERED   UNDER  THE
                  SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER."

                           (ii) RESTRICTIONS ON TRANSFER. None of the RHME Stock shall be transferred, and RHME shall not be required to register any such transfer on the books of RHME unless and until one of the following events shall have occurred:

                                    A. RHME  shall have  received  an opinion of
                                    counsel,  in form and  substance  reasonably
                                    acceptable to RHME and its counsel,  stating
                                    that the  contemplated  transfer  is  exempt
                                    from registration under the 1933 Act as then
                                    in effect,  and the Rules and Regulations of
                                    the Securities and Exchange  Commission (the
                                    "Commission")   thereunder.    Within   five
                                    business days after delivery to RHME and its
                                    counsel  of such  an  opinion,  RHME  either
                                    shall  deliver to the proposed  transferor a
                                    statement to the effect that such opinion is
                                    not  satisfactory in the reasonable  opinion
                                    of its counsel (and shall  specify in detail
                                    the legal  analysis  supporting for any such
                                    conclusion)   or  shall   authorize   RHME's
                                    transfer   agent  to  make   the   requested
                                    transfer;


                                    B. RHME  shall  have been  furnished  with a
                                    letter from the  Commission in response to a
                                    written   request  in  form  and   substance
                                    acceptable to counsel for RHME setting forth
                                    all   of   the   facts   and   circumstances
                                    surrounding   the   contemplated   transfer,
                                    stating  that the  Commission  will  take no
                                    action  with  regard  to  the   contemplated
                                    transfer;

                                    C.  The   shares  of  the  RHME   Stock  are
                                    transferred   pursuant  to  a   registration
                                    statement which has been filed with the Commission and has become effective; or

                                    D.  The   shares  of  the  RHME   Stock  are
                                    transferred pursuant to and in accordance with Rule 144 promulgated by the Commission under the 1933 Act.

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                           (iii)  TERMINATION  OF  RESTRICTIONS  AND  REMOVAL OF
                           LEGEND.  The restrictions on transfer imposed by this
                           Section III.12(e) shall cease and terminate as to the RHME Stock, when (i) such securities shall have been effectively registered under the 1933 Act and sold by
                           the   holder   thereof   in   accordance   with  such
                           registration, (ii) an acceptable opinion as described in Section III.12(e)(ii)(A) or a "no action" letter described in Section III.12(e)(ii)(B) states that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the 1933 Act, or (iii) such securities may be sold under and in accordance with Rule 144(k) promulgated by the Commission under the 1933 Act. When the restrictions on transfer contained in this Section III.12(e) have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from RHME, without expense to him, new certificates
                           not   bearing   the   legend  set  forth  in  Section
                           III.12(e)(i).

                  (f)      PROPRIETARY   RIGHTS.  Except   as   set   forth   on
Schedule III.12(f) STI possesses full ownership of or adequate and enforceable rights to use all Proprietary Rights (as defined herein) owned by or registered in the name of STI or used or to be used in the business or proposed business of STI. STI has not received any notice of conflict which asserts the rights of others with respect to STI's proprietary rights; and STI has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect under any agreement relating to any Proprietary Right. As used herein the term "Proprietary Right" means trade secrets, copyrights, patents, trademarks, service marks, designs, customer lists films, scripts, treatments, scores and all similar types of intangible property developed, created or owned by STI or used or to be used by STI in connection with its business or proposed business whether or not the same are entitled to legal protection. (No Schedule Required)

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF RHME

         RHME represents and warrants to the Transferor as follows:

         1. ORGANIZATION AND GOOD STANDING. RHME is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. RHME is qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of RHME to carry on its business as most recently conducted. The Certificate of Incorporation of RHME and all amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of RHME as presently in effect, certified by the President and Secretary of RHME, have been delivered to the Transferor and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

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

         2.  AUTHORITY.

                  (a) RHME has full corporate power to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions contemplated hereunder to, issue and transfer the RHME Stock to the Transferor and to carry out all of its obligations hereunder. The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed in connection herewith, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action required on the part of RHME. This Agreement constitutes the valid and legally binding obligation of RHME and is enforceable against RHME in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by RHME with any of the provisions hereof will:

                           (i) violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of RHME or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which RHME is a party, or by which it or its properties or assets may be bound or affected; or

                           (ii) violate any order, writ, injunction or decree, or any statute, rule, Permit, or regulation applicable to RHME or any of its properties or assets.

         3. CAPITALIZATION. RHME's authorized capital stock consists of 50,000,000 shares of Common Stock, $0.001 par value (defined above as " RHME Stock"), of which approximately 1,121,000 shares of common stock are issued and outstanding and none of which are held by RHME as treasury shares. Except as set forth in SCHEDULE IV.3, no other equity securities or debt obligations of RHME are authorized, issued or outstanding and, except as set forth on Schedule IV.3, as of the Initial Closing, there will be no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the RHME Stock, and there will be no outstanding security of any kind convertible into RHME Stock except for the RHME Stock. All of shares of the RHME Stock to be issued when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable. (No Schedule Required)

         4. TITLE TO STOCK. (a) The shares of RHME Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding shares of RHME Stock are validly issued, fully paid and nonassessable and except as set forth on
Schedule IV.4 there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of RHME Stock. (No Schedule Required)

                  (a) All of the RHME Stock to be issued to or transferred to the Transferor pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature.

         5. SUBSIDIARIES. Except as may be set forth in its financial statements, RHME has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         6. ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule IV.6, since the date of RHME's Annual Report on Form 10K (the "10-K") as filed with the Securities and Exchange Commission and delivered to the Transferor,(a) RHME has not entered into any material transaction; (b) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of RHME as shown, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities; (c) there has been no damage to, destruction of or loss of any of the properties or assets of RHME (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of RHME; (d) RHME has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock; (e) there has been no material change, except in the ordinary course of business, in the contingent obligations of RHME by way of guaranty, endorsement, indemnity, warranty or otherwise; (f) there have been no loans made by RHME to its employees, officers or directors; (g) there has been no waiver or compromise by RHME of a valuable right or of a material debt owed to it; (h) there has been no compensation paid to of any of RHME's employees, officers or directors and there has been paid or accrued compensation of any such employee, officer or director; (i) there has been no agreement or commitment by RHME to do or perform any of the acts described in this Section IV.7; and (j) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of RHME or to impair materially the ability of RHME to conduct the business now being conducted by it. (No Schedule Required)

         7.       OMITTED.

         8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the 10-K or in Schedule IV.6, RHME does not have, and as of the Closing Date will not have, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, or otherwise) of a kind required by generally accepted accounting principles and consistent with past practice to be set forth on a financial statement or the notes thereto that will be as of the Closing Date, individually or in the aggregate, material to the results of operation or financial condition of RHME. (No Schedule Required)

         9. LITIGATION. Except as disclosed in SCHEDULE IV.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against RHME or its properties. Except as disclosed in SCHEDULE IV.9, there are no actions, suits or proceedings pending, or, to the knowledge of RHME threatened, against or affecting RHME, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of RHME which might result in any material adverse change in the operations or financial condition of RHME, or which might prevent or materially impede the consummation of the transactions contemplated under this Agreement. (No Schedule Required)

         10. COMPLIANCE WITH LAWS. The operations and affairs of RHME do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of RHME.

         11. BROKERS; UNDERWRITERS. RHME has not used the services of or entered into any agreement with, any broker, agent or finder in connection with this Agreement or the transactions contemplated hereby, nor has RHME taken any action which could result in any other broker's, finder's or other fees or commission being due and payable to any party with respect to this Agreement or the transactions contemplated hereby. RHME has not entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the STI Stock being acquired hereunder or the RHME Stock being issued hereunder.

         12. DISCLOSURE. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to the Transferor by RHME in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         13. REPORTING COMPANY REQUIREMENTS. RHME has not filed reports required to be filed by it pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and or the rules promulgated thereunder.

         14. OPERATING AUTHORITIES. RHME has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. There has not been any notice or adverse development regarding the current validity of such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         15. BOOKS AND RECORDS. The books and records of RHME are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving RHME which properly should have been set forth therein and which have not been accurately so set forth.

         16. NO REGISTRATION RIGHTS. Except as set forth on Schedule IV.16 hereto, RHME has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggy-back rights. (No Schedule Required)


                                    ARTICLE V

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations, warranties and covenants of STI and the Transferor contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of RHME contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF RHME


         The obligations of RHME under this Agreement in respect of the issuance and transfer of the RHME Stock shall, at the option of RHME, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent.

         1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by the Transferor in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; STI and the Transferor shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

         2. CONSENTS. All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

         3. NO CONTRARY JUDGMENT. The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from RHME with respect thereto.

         4. AGREEMENTS. No additional agreements have been entered into between the parties hereto.

         5. CONTROL OF OPERATIONS: There shall be a new Board of Directors of RHME elected at Closing.

         6. CLOSING. The Transferor shall deliver, or cause to be delivered, to RHME at or prior to the Closing the following documents:

                  (a) A certificate of officers representing that all of the Transferor' shares of STI Stock have been transferred to RHME as required;

                  (b) A certificate of officers of STI confirming accuracy of representations and warranties of Transferor referred to in hereof;

                  (c) STI's Certificate of Incorporation:

                  (d) Such other documents, instruments or certificates as shall be reasonably requested by RHME or its counsel.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                                OF THE TRANSFEROR

         The obligations of the Transferor under this Agreement to sell the STI Stock shall, at the option of the Transferor, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent.

         1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by RHME in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; RHME shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing Date. RHME shall have delivered to the Transferor a certificate, dated the Closing Date, to the foregoing effect.

         2. CONSENTS. All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the trans actions contemplated by this Agreement shall have been obtained and be in full force and effect.

         3. NO CONTRARY JUDGMENT. The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from the Transferor or STI with respect thereto.

         4. CLOSING. RHME shall deliver, or cause to be delivered, to the Transferor at or prior to the Initial Closing the following documents:

               (a) Certificates representing the shares of the RHME Stock to be newly issued by RHME under this Agreement, which certificates shall be in the name of the Transferor and duly executed by RHME;

               (b) An officer's certificate signed by the President and Secretary of RHME in the form of Exhibit D hereto, as to such matters as the Transferor deem necessary, including, without limitation, the matters referred to in Section VII.1 hereof;

               (c)  Copy of RHME's Certificate of Incorporation;

               (e) Certified copies of resolutions adopted by the Board of Directors of RHME authorizing the execution and delivery of this Agreement and the transactions contemplated hereby;

               (d) Bylaws of RHME, certified as of the Closing Date by the President and Secretary of RHME;

               (e) Evidence satisfactory to the Transferor and their counsel of the authorization and issuance of the RHME Stock; and

               (f) Such other documents, instruments or certificates as shall be reasonably requested by the Transferor, or any of them, or their special counsel.

                                  ARTICLE VIII

                       ADDITIONAL COVENANTS OF THE PARTIES

         1. EXPENSES. The of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

         2. ACCESS TO PROPERTIES AND RECORDS. The Transferor shall use their best efforts to cause STI to, and RHME shall, at all reasonable times prior to Closing, make the properties, premises, books and records of STI and RHME available to the other and the other's authorized representatives, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities.

         3. CORPORATE EXISTENCE, RIGHTS AND FRANCHISES. RHME and its authorized representatives shall cause RHME to conduct its business in the ordinary course and, to the extent not inconsistent with prudent business practice, in such a manner as to preserve in effect all Permits, and, without the prior written consent of the Transferor, shall not permit RHME's assets, if any, to become bound by or subject to any contracts or other agreements. RHME shall respond promptly to any reasonable requests for reports or additional information by the Transferor.

         4. CONFIDENTIALITY. Except for such documents, reports, information and data (including financial statements) which are of a public nature, pending the Closing (and, if this Agreement is terminated, at all times after the date hereof), RHME shall treat as confidential and, except as may be required by law or necessary or, in the opinion of counsel to Transferor or RHME, desirable, to obtain required regulatory approval of the transactions contemplated hereby or otherwise, will not use, submit or disclose to, or file with others, or permit any person, firm, corporation or entity under its control to use, submit or disclose to, or file with others, any documents, reports, information or data (including financial statements) concerning STI which RHME may obtain from the Transferor or STI; and, except for such documents, reports and other written materials (including financial statements) which are of a public nature, if this Agreement is terminated, RHME shall return to the Transferor any and all such documents, reports and other written materials (including financial statements) concerning STI as the Transferor may reasonably request.

         5. PUBLIC REPORTING. RHME shall continue to make available current public information in such a manner that the Transferor will be able to sell shares of the RHME Stock pursuant to Rule 144 under the Exchange Act after holding such shares for the period specified by such rule. STI shall make press releases consistent with Securities and Exchange Commission Rules and Regulations. This covenant may be modified or eliminated by a written agreement between the RHME and the holders of sixty percent (60%) of the RHME Stock received by the Transferor pursuant to this Agreement.

         6 DISPUTE RESOLUTION. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a "Claim"), if it is the desire of both parties for quick resolution, then the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes may be by the means of the judgment of an independent third party ("Rent-A-Judge") who has been selected and hired through the mutual agreement of the parties.

                  (g) In the event of a Claim by either party, either party may make a written request upon the other party for a "Rent-A-Judge." A request by either party for the employment of a "Rent-A-Judge" to resolve the Claim shall be binding on the other party in accordance with the terms hereof upon written agreement to such employment by the other party.

         The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by The of the parties within twenty (20) days after the demand for employment of a "Rent-a-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the "Rent-A-Judge(s)" or to furnish the "Rent-A-Judge(s)" with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by both parties to proceed ex parte.

                   (h) Claim resolution proceedings shall take place in the County of Clark, State of Nevada, or such other place as the parties may agree, and the hearing before the "Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within the city or county as is selected by the "Rent-A-Judge(s)". The "Rent-A-Judge(s)" shall select such time and place promptly after appointment and shall give written notice thereof to The party at least thirty (30) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules or evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the "Rent-A-Judge(s)." Said "Rent-A-Judge(s)" shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to the parties.

                  (i) If there is only one "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three "Rent-A-Judge(s)" the decision of any two shall be binding and conclusive.

                  (j) If three "Rent-A-Judge(s)" are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new "Rent-A-Judge(s)" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three "Rent-A-Judge(s)" selected.

                  (k) The costs of such Claim resolution shall be borne by the parties equally and The party shall pay its own attorneys' fees, provided, however, that in the event either party challenges or in any way seeks to have the Rent-A-Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.

                                   ARTICLE IX

                                  MISCELLANEOUS

         1. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

         2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, The of which shall be deemed an original, but all of which together, shall constitute one and the same instrument.

         3. SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

         4. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by the Transferor, or any of them, or RHME without the prior written consent of the other party.

         5. CAPTIONS. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         6. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada.

         7   NOTICES.   All   notices,   requests,   demands,   and   other
communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

         TO THE TRANSFEROR:                           With a Copy to:

             Spartan Tours Inc.
             C/O Sarantos Maltzeos
             1227 Lajoie
             Outremont, Quebec Canada H2V 1P2

                                                      WITH A COPY TO:




                                                      Facsimile

         TO THE ACQUIRER:

             Royal Holiday Mobile Estates, Inc.
             419 Main Street, Suite 424
             Huntington Beach, CA 92648
             Attention: Bruce Harris
                                                      Facsimile: (714)

                  Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section IX.7 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

         8. FINDERS FEES: Upon the closing of this transaction as contemplated by this Agreement Osatron Holdings, LTD shall receive 349,204 restricted shares of RHME whcch shall not be subject to dilution without its consent.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



TRANSFEROR SHAREHOLDERS OF             ROYAL HOLIDAY MOBILE ESTATES, INC.
SPARTAN TOURS INC.                            A Nevada Corporation
A Canadian Corporation

By:/s/ SARANTOS MALTZEOS                By:  R. BRUCE HARRIS
------------------------                --------------------
Sarantos Maltzeos                       R. Bruce Harris
President and holder of                 Chairman of the Board
Power of Attorney for Shareholders

                                  EXHIBIT A TO

                      STOCK TRANSFER AND EXCHANGE AGREEMENT





--------------------------------          --------------------------------------

                                           Number of shares of Common Stock
Transferor:                                Royal Holiday Mobile Estates, Inc.

1. Sarantos Maltzeos                       2,196,206
2. Nicholas Polyzos                            3,000
3. PARA ORPNANCE                               6,000
--------------------------------           ---------


                                   Total:  2,205,206




--------------------------------          --------------------------------------

                              SCHEDULE III.2(B) OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                           TRANSFEROR'S TITLE TO STOCK
                           ---------------------------

                              SCHEDULE III.2(F) OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                           PROPRIETARY RIGHTS OF STI.
                           --------------------------

                                SCHEDULE IV.6 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                           ABSENCE OF CERTAIN CHANGES
                           --------------------------

                                      NONE

                                SCHEDULE IV.9 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                                   LITIGATION
                                   ----------

                                      NONE

                                SCHEDULE IV.13 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                         REPORTING COMPANY REQUIREMENTS
                         ------------------------------

                                SCHEDULE IV.14 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                                 TITLE TO ASSETS
                                 ---------------

                                SCHEDULE IV.16 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                                    CONTRACTS
                                    ---------

                                SCHEDULE IV.20 OF
                      STOCK TRANSFER AND EXCHANGE AGREEMENT

                             NO REGISTRATION RIGHTS